                                                                    EXHIBIT 10.6
- - --------------------------------------------------------------------------------



                                 TAMBRANDS INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                   Effective
                                  July 1, 1986



                 As Amended and Restated Effective July 1, 1994




- - --------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                     Page
                                                                                     ----
ARTICLE I.......................................................................       1
     Introduction...............................................................       1

ARTICLE II......................................................................       2
     Definitions................................................................       2

ARTICLE III.....................................................................      12
     Retirement Income..........................................................      12

 3.1   Retirement Income........................................................      12
 3.2   Normal Retirement Income.................................................      12
 3.3   Deferred Retirement Income...............................................      15
 3.4   Early Retirement Income..................................................      15
 3.5   Reduction for Benefits Received Under
       Other Retirement Plans...................................................      16
 3.6   Form of Benefits.........................................................      18
 3.7   Vesting of Retirement Benefit............................................      19
 3.8   Involuntary Termination of Employment
       Following a Change of Control............................................      19

ARTICLE IV......................................................................      20
     Death Benefits.............................................................      20

ARTICLE V.......................................................................      22
     Administrative and General Provisions......................................      22

 5.1   Administration...........................................................      22
 5.2   Claims Procedure.........................................................      23
 5.3   Inalienability and Forfeiture of Benefits................................      24
 5.4   Unsecured General Creditor...............................................      25
 5.5   Trust....................................................................      25
 5.6   Not a Contract of Employment.............................................      26
 5.7   Captions.................................................................      26
 5.8   Governing Law............................................................      26
 5.9   Validity.................................................................      27
 5.10  Notice...................................................................      27
 5.11  Incompetent Participant..................................................      27

ARTICLE VI......................................................................      28
 Amendment and Termination......................................................      28

APPENDIX A......................................................................      28

                                TAMBRANDS INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                   ARTICLE I

                                  Introduction
                                  ------------

          The Tambrands Inc. Supplemental Executive Retirement Plan (the "Plan") has been adopted to provide supplemental retirement and death benefits to certain officers and other key employees of Tambrands Inc., its subsidiaries and its divisions. The purpose of this Plan is to attract and retain in the employ of Tambrands Inc. and its subsidiaries and divisions officers and other key employees of superior competence. This Plan was established effective July 1, 1986, and no employee who terminated employment with the Company for any reason before such date shall have any rights under this Plan. This Plan was amended and restated effective July 1, 1988, July 1, 1990, and July 1, 1991 and is hereby amended and restated effective July 1, 1994. Any employee who terminated employment prior to this amendment and restatement shall have no rights under this Plan as amended and restated, but shall look solely to the terms of this Plan prior to this amendment and restatement.

                                  ARTICLE II

                                  Definitions
                                  -----------

          "Actuarial Equivalent" means the equivalent in value, based on an
           --------------------
interest rate and mortality tables and other actuarial methods and assumptions selected from time to time by the Company or an actuary selected by the Company.

          "Adjusted" means the cost of living adjustment factor prescribed by
           --------
the Secretary of the Treasury under Section 415(d) of the Code, as applied to such items and in such manner as such Secretary shall provide.

          "Affiliate" means the Company and any entity affiliated with the
           ---------
Company within the meaning of Code Sections 414(b) with respect to controlled groups of corporations, 414(c) with respect to trades or businesses under common control with the Company, 414(m) with respect to affiliated service groups, and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. No entity shall be treated as an Affiliate for any period during which it is not part of the controlled group, under common control or otherwise required to be aggregated under Code Section 414.

          A "Change of Control" shall occur if:
             -----------------

          (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Affiliate and any employee benefit plan sponsored or maintained by the Company or any Affiliate (including any trustee of such plan acting as trustee), but including a "group" as defined in Section 13(d)(3) of the Exchange Act (a "Person")), becomes the beneficial owner of shares of the Company having at least 20% of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares") provided, however, that such an event shall not constitute a Change of Control if the acquiring Person has entered into an agreement with the Company approved by the Board of Directors which materially restricts the right of such Person to direct or influence the management or policies of the Company;

          (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company's assets or combination of the foregoing transactions (a "Transaction") other than a Trans-action involving only the Company and one or more of its Affiliates or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any share-holder owning directly or indirectly more than 10% of the shares of the other company involved in the Transaction; or

          (iii) within any 24-month period beginning on or after April 30, 1989, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors or the board of directors of any successor to the Company, provided that any director who was not a director as of May 1, 1989 shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.
          "Committee" means the Compensation Committee of the Board of Directors
           ---------
of Tambrands Inc.

          "Company" means Tambrands Inc., its successors and assigns and any
           -------
company which shall acquire all or substan-tially all of its assets, and certain of their Affiliates as selected by the Committee.

          "Deferred Retirement Date" means the first day of the month coinciding
           ------------------------
with or next following the retirement of the Participant after his Normal Retirement
Date.
          "Deferred Retirement Income" means an amount determined, with respect
           --------------------------
to any Participant, under Section 3.3.

          "Designated Participant" means any executive  (i) who immediately
           ----------------------                        -
prior to July 1, 1994, was eligible to have his retirement income hereunder determined under the formula contained in Subsection 1.1(B) of Appendix A, (ii)
                                                                            --
who, assuming he remained a Participant until such time, would accrue a greater benefit under that formula at age 62 than under the benefit formula contained in
Section 3.2(b) and (iii) who the Committee specifically designated as remaining
                    ---
eligible for the benefits under that benefit formula.

          "Early Retirement Date" means the first day of the month coinciding
           ---------------------
with or next following the retirement from the Company and any Affiliate of a Participant on or after the attainment of his 55th birthday and the completion of 10 Years of Service.

          "Early Retirement Income" means an amount determined with respect to
           -----------------------
any Participant under Section 3.4.

          "Earnings" for Plan Years on or after July 1, 1989, means "wages" as
           --------
defined under Section 3121(a) of the Code for purposes of calculating social security taxes, but determined without regard to the wage base limitation in
Section 3121(a)(1) of the Code, the special rules in Section 3121(v) of the Code (except that elective nonqualified deferred compensation shall be included), any rules that limit covered employment based on the type or location of an Employee's employer, and any rules that limit the remuneration included in wages based on familiar relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in Section 3121(b)(1) through (20) of the Code). Without limiting the generality of the foregoing, Earnings shall include amounts contributed on behalf of an Employee as part of a salary reduction agreement under a qualified cash or deferred arrangement pursuant to Code Section 401(k), amounts contributed to a plan under Code Section 125 pursuant to a salary reduction election, and elective nonqualified deferred compensation, including, without limitation, any amount that would otherwise have been paid to a Participant as salary or an annual bonus which is for-gone by such Participant in order to receive a grant of stock options, but exclude all noncash compensation, non-elective nonqualified deferred compensation, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, welfare benefits and any lump sum severance payments other than two weeks severance payments in lieu of notice. For Plan Years prior to July 1, 1989, "Earnings" means the Employee's total cash compensation received during the period, including but not limited to base salary, bonuses, Annual Incentive Plan payments, prior to application of any deferrals pursuant to Code Section 125 or 401(k) or pursuant to any nonqualified plan or elective deferrals, and excluding moving allowances, expense reim-bursement, value of stock options, value of equity units, any other stock awards or grants, any fringe benefits or other non-cash items or any payments to, or from, any benefit or deferred compensation plan except as otherwise speci-fically provided. With respect to any Participant who is employed by an Affiliate not otherwise designated as a participating company in the Plan, the Committee may decide, in its sole discretion, to include compensation earned by such Participant while employed by such Affiliate in the calculation of Earnings under the Plan; provided, however, that the same inclusions and exclusions applicable to Earn-ings of other Participants shall apply to the Participant's compensation earned while employed by such Affiliate.

          "Employee" means any person who is regularly employed by the Company.
           --------

          "Executive Participant" means any corporate officers or other key
           ---------------------
employees of Tambrands Inc. or of a Company or division of a Company as are designated by the Committee and approved by the Chief Executive Officer of Tambrands Inc. to be included as a Participant for purposes of the benefit formula under Section 3.2(b).

          "Grandfathered Participant" means any Participant who, as of June 30,
           -------------------------
1990, had attained age 55 and completed 10 Years of Service and was determined by the Committee to be a principal officer of the Company.

          "Highest Average Earnings" means the arithmetical average of the
           ------------------------
annual Earnings received by a Participant in each of those five consecutive Plan Years of employment, out of the last ten Plan Years of employment ending with (or immediately preceding) the date as of which Highest Average Earnings is being determined, which produce the highest average. In the event that a Participant shall have been employed by the Company for less than five completed Plan Years, his Highest Average Earnings shall be his average annual Earnings for the completed Plan Years of his employment.

          "Involuntarily Terminated" means a termination of a Participant's
           ------------------------
employment (i) by the Company or (ii) by the Participant within ninety days following (a) a material reduction in such Participant's compensation and
           -
benefits (including the termination of this Plan or the reduction of benefits under this Plan, in which case the Participant shall be deemed to have been vested as of the date of the termination of this Plan or the reduction in benefits hereunder), (b) a material change in such Participant's duties or
                      -
responsibilities or (c) a transfer of the Participant's principal place of
                     -
employment to a location more than 35 miles from the location at which such Participant was principally employed immediately prior to the transfer, unless the Participant shall consent in writing to any such reduction, change or transfer.

          "Normal Retirement Date" means the first day of the month coinciding
           ----------------------
with or next following the 65th birthday of the Participant.

          "Normal Retirement Income" means an amount determined, with respect
           ------------------------
to any Participant, under Section 3.2.

          "Participant" means (i) an Employee whose benefits under the Pension
           -----------         -
Plan are limited by reason of the limita-
tions under the Code specified in Section 3.2(a) or because certain elements of compensation included in the definition of Earnings are not taken into account under the Pension Plan, (ii) an Executive Participant, (iii) a Designated
                         --                             ---
Participant or (iv) a Grandfathered Participant.  Any person who was a
                --
Participant but does not qualify under the ongoing definition of Participant shall cease to be a Participant and shall have no further rights hereunder. The participation of a Participant in this Plan shall terminate automatically if the Participant ceases to qualify as a Participant hereunder, unless the Committee authorizes and approves such Participant's renewed or continued participation in this Plan. The Committee, in its sole discretion, shall have the right to terminate the participation of a Participant in this Plan at any time. In the event any Participant ceases to be a Participant either automatically or as a result of Committee action, his rights to benefits he has accrued and is vested in, if any, through his date of ceasing to be a Participant may not be altered or impaired.

          "Pension Plan" means the Pension Plan for Employees of Tambrands Inc.,
           ------------
as amended from time to time.
          "Plan" means the Tambrands Inc. Supplemental Executive Retirement
           ----
Plan.

          "Plan Year" means each twelve (12) consecutive month period beginning
           ---------
on July 1 and ending on June 30 of the succeeding calendar year.

          "Primary Social Security Benefit" means the Primary Insurance Amount
           -------------------------------
as defined under the Federal Social Security Act, computed on an annual basis, and based upon the following assumptions:

          (i) Payments commence on the later of the last day of the month following the date on which a Participant attains age 62, or the date on which a Participant's retirement income under this Plan commences to be paid;

          (ii) The Participant had no Earnings during the year which includes the date his employment with the Company terminates or at any time thereafter;
          (iii) The Participant's Earnings in each prior year are equal to the maximum amount of wages subject to tax under the Federal Insurance Contributions Act.
          "Retirement Benefit" means the benefit determined under Section 3.1.
           ------------------
          "Trust" means the trust, if any, described in Section 5.4.
           -----

          "Years of Service" means the service credited to a Participant under
           ----------------
the Pension Plan, provided, that the Com-
                  --------
mittee shall have the discretion to grant additional Years of Service to Participants.

          Wherever appropriate, words used in this Plan in the singular may include the plural or the plural may be read as the singular; the masculine gender may include the feminine, and the feminine may include the masculine.

                                  ARTICLE III

                               Retirement Income
                               -----------------

          3.1  Retirement Income.  A Participant who has satisfied the vesting
               -----------------
conditions related to such benefits set forth in Section 3.7 shall receive retirement income in the amount determined under Section 3.2, 3.3, or 3.4 as such amount may be reduced under Section 3.5, provided that the retirement
                                              -------------
income payable to a Designated Participant or a Grandfathered Participant shall be determined under Appendix A, if it will result in such a Participant receiving a greater amount of retirement income. Any such vested retirement income ("Retirement Benefit"), which shall include any retirement income payable pursuant to Appendix A, shall be payable in the form specified in Section 3.6.

          3.2  Normal Retirement Income.  Subject to his meeting the applicable
               ------------------------
requirements of Section 3.7, a Participant shall receive monthly payments under this Section 3.2 ("Normal Retirement Income") commencing at the date specified in and in an annual amount determined under Subsection 3.2(a) or (b). Notwithstanding the foregoing, the Committee in its sole discretion may increase the amount of Normal Retirement Income payable under this Plan.

          (a) A Participant who has attained his Normal Retirement Date, terminated employment with the Company and notified the Company of his desire to commence benefits under this Plan, shall receive annually, commencing on his Normal Retirement Date, an amount equal to the benefit payable under the benefit formula in the Pension Plan in the form of a straight life annuity without regard to the $150,000 maximum salary limitation, as such limitation may be Adjusted, under Section 401(a)(17) of the Code, and without regard to the $90,000 maximum dollar limitation, as such limitation may be Adjusted, on benefits (or, if applicable, the percentage limit set forth therein) under Section 415(b) of the Code.

          (b) An Executive Participant who meets the conditions to receive a benefit under Subsection 3.2(a) shall receive annually, commencing on his Normal Retirement Date, an amount equal to the greater of (i) the amount payable to
                                                    -
such Executive Participant under Subsection 3.2(a) or (ii) (x) 3% of his Highest
                                                       --   -
Average Earnings multiplied by his Years of Service not in excess of 15 years, less (y) 3% of his Primary Social Security Benefit multiplied by his Years of
      -
Service not in excess of 15 years.

            3.3  Deferred Retirement Income.  A Participant who continues in
            -------------------------------
employment after his Normal Retirement Date shall continue to accrue benefits under this Plan after his Normal Retirement Date which shall be determined under Sec-tion 3.2 based on Years of Service and Earnings to the Deferred Retirement Date. Alternatively, the Committee, in its sole discretion, may adjust the Normal Retirement Income of a Participant who retires after he attains his Normal Retirement Date to provide a benefit which is the Actuarial Equivalent of the accrued benefit the Participant would have received at his Normal Retirement Date or at any time thereafter, provided that in no event shall a Participant's Deferred Retirement Income be less than that determined under the first sentence of this Section 3.3.

          3.4  Early Retirement Income.  Subject to his meeting the requirements
               -----------------------
of Section 3.7, a Participant who has attained his Early Retirement Date and who wishes to receive benefits determined in accordance with Section 3.2 before the attainment of his Normal Retirement Date shall so notify the Company and shall thereupon receive Early Retirement Income commencing before his Normal Retirement Date. The annual amount of Early Retirement Income shall be equal to the greater of (i) the Normal Retirement Income credited under Section 3.2(a)
                -
based on Years of Service and earnings, as defined in the Pension Plan, to his Early Retirement Date and (ii) the Normal Retirement Income credited under
                           --
Section 3.2(b) whichever is applicable, assuming that the Participant retired at the later of age 62 or his age on his Early

Retirement Date (without giving effect to the requirement of Section 3.2 that the Participant have attained his Normal Retirement Date) and based on his current Highest Average Earnings, multiplied by a fraction, the numerator of which is his actual Years of Service and the denominator of which is his projected Years of Service had he continued employment until the attainment of the later of age 62 or his age on his Early Retirement Date. The amount determined under the preceding sentence (whether under Subsection 3.2(a) or 3.2(b) shall be reduced by 1/3 of 1% for each month by which his age, when payment commences, is less than 62. No adjustment shall be made for commencements after age 62. The Committee shall have complete discretion as to whether to decrease or eliminate the reductions described in this Section 3.4, and its decision shall be final in all respects.

          3.5  Reduction for Benefits Received Under Other Retirement Plans.
               ------------------------------------------------------------
The amount of Normal Retirement Income payable to a Participant shall be reduced by the Actuarial Equivalent of any amount paid or payable to the Participant under any plan, program or agreement providing pension, retirement, or related benefits (but excluding benefits under any savings, stock bonus or incentive plan unless the Committee in its sole discretion determines to include such a plan at either the time a person becomes eligible for this Plan or at the time of the awarding of recognition of additional Years of Service pursuant to
Article I hereof or an additional benefit pursuant to Section 3.2 hereof, but in the event of such additional recognition of service or additional benefit, the reduction shall not be greater than the additional Retirement Income created by such additional recognition of service or additional benefit (an "Other Retirement Plan")) maintained by the Company or any Affiliate (unless it expressly provides otherwise). In the event the Committee, in its sole discretion, grants additional Years of Service to Participants based on prior service with previous employers, the amount of Normal Retirement Income described in the preceding sentence shall be further reduced by the Actuarial Equivalent of any amount paid or payable to the Participant under any Other Retirement Plan maintained by the Participant's previous employers (unless the Committee in its sole discretion modifies such reduction).

          3.6  Form of Benefits.  If a Participant is married on the date his
               ----------------
Retirement Benefit commences to be paid such Benefit shall be payable in the form of a joint and survivor annuity which is the Actuarial Equivalent of such Benefit and is payable to the Participant for his lifetime and following his death to his surviving spouse for the lifetime of the spouse in one-half the amount payable to the Participant.

          If a Participant is not married on the date his Retirement Benefit commences to be paid such Benefit shall be payable in the form of a life annuity for his life.

          Notwithstanding the foregoing, with the consent of the Committee, which it may grant or deny in its sole discretion, a Participant may receive his Retirement Benefit in a form other than specified above, if such optional form of payment is available under the Pension Plan and the Participant meets each requirement under the Pension Plan respecting the election of such form of payment. Each optional form of payment shall be the Actuarial Equivalent of the Participant's Retirement Benefit.

          If an amount is payable under this Plan in respect of a Participant, and the present value of such amount does not exceed $3,500, such present value may be immediately distributed to the Participant (or his beneficiary, as the case may be) at the discretion of the Company, without the consent of the Participant.

          3.7  Vesting of Retirement Benefit.  Except as provided in Section
               -----------------------------
3.8, no amount shall be payable to a Participant as a Retirement Benefit unless such Participant is vested in such Retirement Benefit in accordance with the provisions of this Section 3.7. A Participant who has completed 5 Years of Service shall be vested in the Retirement Benefit payable under Subsection 3.2(a). A Participant who has attained his Early Retirement Date (age 55 with 10 Years of Service) while a Participant shall be vested in the Retirement Benefit described in Subsection 3.2(b) and payable under Section 3.4. A Participant who has attained his Normal Retirement Date and completed 10 Years of Service while a Participant shall be vested in the Retirement Benefit described in Subsection 3.2(b) and payable under either Section 3.2 or 3.3.

          3.8  Involuntary Termination of Employment Following a Change of
               ------------------------------------------------------------
Control.  Notwithstanding anything else in this Plan to the contrary, in the
- - -------
event a Participant is Involuntarily Terminated within two years following the occurrence of a Change of Control, regardless of the Participant's age and Years of Service at such termination, such Participant shall be entitled to receive a monthly benefit commencing at or after the later of age 55 and such termination of employment equal to the benefit that would have been payable to such Participant at his Normal Retirement Date (but subject to an actuarial reduction for early commencement to the extent such reduction would be imposed under Section 3.4) based on the number of Years of Service such

Participant had completed prior to such termination, plus two additional Years of Service.


                                   ARTICLE IV

                                 Death Benefits
                                 --------------

          If a Participant dies after becoming eligible (other than satisfying the requirement for actual retirement) for Early Retirement Income under
Section 3.4 and is survived by a spouse, such spouse shall be paid a benefit (a "Surviving Spouse's Benefit") commencing on the first day of the month in which the Participant would have attained his Early Retirement Date had he survived. The monthly amount of the Surviving Spouse's Benefit payable in accordance with this Article shall be equal to the monthly amount which would have been payable to the Participant's spouse if the deceased Participant had separated from service on the date of death, survived until his Early Retirement Date, retired on his Early Retirement Date with a "joint and survivor annuity" as described in
Section 3.6, and died on the day following his Early Retirement Date.

          If a Participant dies while employed by the Company and is not married, no death benefit shall be payable under this Plan.

          Notwithstanding the preceding provisions of this Article IV, (i) if a
                                                                        -
Participant dies while employed by the Company and after properly electing an optional form of payment in accordance with Section 3.6 that has been consented to by the Committee, payment shall be made in accordance with such election or
(ii) if a Participant who is entitled to receive a Retirement Benefit under
 --
Subsection 3.2(a) dies, the Company shall pay a death benefit hereunder to the beneficiary, if any, to whom the Pension Plan pays a death benefit in respect of such Participant in an amount equal to the amount which would have been payable
to such beneficiary under the Pension Plan had such Retirement   Benefit been
payable under the Pension Plan.


                                   ARTICLE V

                     Administrative and General Provisions
                     -------------------------------------

          5.1  Administration.  This Plan shall be administered by Tambrands
               --------------
Inc. Tambrands Inc. shall have the power, subject to the terms of this Plan, to make all interpretations and other determinations not reserved to the Committee which may be necessary or desirable for this Plan's administration. Any interpretations and determinations of the Committee or Tambrands Inc. shall be final and conclusive. No member of the Committee or employee of

Tambrands Inc. may act or vote upon a decision specifically relating to his own participation in this Plan. No member of the Board of Directors of Tambrands Inc. or the Committee and no employee of Tambrands Inc. shall be liable for any action or determination made in good faith with respect to this Plan or the rights of any person under this Plan, nor shall Tambrands Inc. be liable for any such action or determination. Tambrands Inc. or its agents shall keep such records as may be necessary for the administration of this Plan and shall furnish Participants such statements as it may determine to be necessary or desirable to show their interests in this Plan.

          5.2  Claims Procedure.
               ----------------

          (a) The Committee shall be responsible for determining all claims for benefits under this Plan by Participants or their beneficiaries. Within 90 days after receiving a claim (or within up to 180 days, if the claimant is so notified, including the reason for the delay), the Committee shall notify the Participant or beneficiary of its decision in writing, giving the reasons for its decision if adverse to the claim. If the decision is adverse to the claimant, the Committee shall advise him of the Plan provisions involved, of any additional information which he must provide to perfect his claim and why, and of his right to request a review of the decision.

          (b) A claimant may request a review of an adverse decision by written request to the Committee made within 60 days after receipt of the decision. The claimant, or his attorney, may review pertinent documents and submit written issues and comments.

          (c) Within 60 days after receiving a request for review, the Committee shall notify the claimant in writing of (i) its decision, (ii) the reasons therefor, and (iii) the Plan provisions upon which it is based.

          (d) The Committee may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with ERISA and the regulations issued thereunder.

          5.3  Inalienability and Forfeiture of Benefits.  Except as set forth
               -----------------------------------------
below, the benefits payable under this Plan shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized. If any Participant entitled to a benefit under this Plan is discharged for cause, enters into competition with the Company, interferes with the relations between the Company and any customer, discloses confidential information that has an adverse effect on the Company, or engages in any activity that would result in any decrease in sales or income of the Company, the rights of such Participant to a benefit under this Plan will be forfeited, unless the Committee in its sole discretion determines that such activity is not detrimental to the best interest of the Company. The foregoing sentence of this Section 5.3 shall not apply (a) to any event or action occurring after a Change of Control, or (b) to any event occurring prior to a Change of Control unless the Participant had been notified in writing prior to such Change of Control of implementation of the foregoing sentence or the Committee had otherwise taken formal actions to implement the foregoing sentence.

          5.4  Unsecured General Creditor.  Participants shall have no legal or
               --------------------------
equitable rights, interest or claims in any property or assets of the Company. Except as expressly otherwise provided by the Company pursuant to Section 5.5, no assets of the Company shall be held under any trust for the benefit of Participants, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. The Company's obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future. Notwithstanding any other provision of this Plan, any claim for benefits under this Plan shall be subordinate to claims by general creditors of the Company against the assets of the Company and against the assets of any trust that may be established by the Company pursuant to
Section 5.4.

          5.5  Trust.  The Company shall be responsible for the payment of all
               -----
benefits provided under this Plan. At its discretion, Tambrands Inc. may establish one or more trusts, with such trustees as the Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under this Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company. In the event that assets of any such trust are applied to satisfy claims of creditors of the Company, an amount equal to the amount so applied shall be contributed promptly to the trust by the Company.

          5.6  Not a Contract of Employment.  The terms and conditions of this
               ---------------------------
Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge him at any time for any reason whatsoever.

          5.7  Captions.  The captions of the articles, sections and paragraphs
               --------
of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          5.8  Governing Law.  The provisions of this Plan shall be construed
               -------------
and interpreted according to the laws of the State of New York.

          5.9  Validity.  In case any provision of this Plan shall be illegal or
               --------
invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

          5.10  Notice.  Any notice or filing required or permitted to be given
                ------
to the Committee or the Company under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Committee or the Company, as the case may be, at the principal office of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

          5.11  Incompetent Participant.  In the event that it shall be found
                -----------------------
upon evidence satisfactory to the Company that any Participant to whom a benefit is payable under this Plan is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Company and the Committee, to the spouse or other person deemed by the Company to have incurred expense for such Participant. Any such payment shall be a payment for the account of the Participant and shall be a complete discharge of any liability of this Plan therefor.



                                   ARTICLE VI

                           Amendment and Termination
                           -------------------------

          The Committee may terminate or amend this Plan in any respect at any time, provided that no action of the Committee may, without the consent of the person involved, alter or impair the rights of a Participant to any benefits accrued and vested hereunder.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, as of this 1st day of June, 1994.



                              TAMBRANDS INC.



                              By:  /s/Kevin J. Paradise
                                   --------------------
                              Title: Vice President -
                                     Human Resources

                                   APPENDIX A
                                   ----------


          Notwithstanding anything else to the contrary, this Appendix A shall apply for determining the benefits of Designated Participants and Grandfathered Participants. All capitalized terms used herein shall have the meaning set forth in the Plan.


1.1  Benefits.
     --------

     A. A Designated Participant or a Grandfathered Participant who has satisfied the vesting conditions related to such benefits set forth in Subsection 1.1(E) below shall receive annually, commencing on his Normal Retirement Date, retirement income in the amount determined under Section 1.1(B) or 1.1(C) below, as such amount may be reduced under Section 3.5 of the Plan.

     B. A Designated Participant who meets the conditions to receive a benefit under Subsection 1.1(A) shall receive annually, commencing on his Normal Retirement Date, an amount equal to (i) 45% of his Highest Average Earnings
                                     -
times the lesser of (x) one or (y) a fraction, the numerator of which is the
                     -          -
Designated Participant's Years of Service and the denominator of which is the remainder of 62 minus the Participant's age at his or her birthday occurring in the calendar year in which he or she first became an employee of the Company less (ii) the product of his Primary Social Security Benefit times a percentage
      --
equal to the percentage determined under subclause (i).

     C. A Grandfathered Participant who meets the conditions to receive a benefit under Subsection 1.1(A) shall receive annually, commencing on his Normal Retirement Date, an amount equal to the greater of (i) an amount equal to 1.5%
                                                    -
of his Highest Average Earnings multiplied by the number of his Years of Service, less $762, and (ii) an amount equal to 3% of his Highest Average
                         --
Earnings multiplied by the number of his Years of Service not in excess of 15 Years of Service, less $762.

     D. A Designated Participant or a Grandfathered Participant who has attained his Early Retirement Date may elect to have his retirement income payable at the same time and subject to the same offsets and reductions as apply with respect to any retirement income payable under Section 3.4 of the Plan. A Designated Participant or a Grandfathered Participant who continues in employment after his Normal Retirement Date shall have his retirement income payable at the same time and subject to the same offsets and reductions as apply with respect to any retirement income payable under Section
3.3 of the Plan.

     E. Except as provided in Subsection 1.1(F) below, no amount shall be payable to a Participant as a Retirement Benefit under this Appendix A unless such Participant is vested in such Retirement Benefit in accordance with the provisions of this Subsection 1.1(E). A Designated Participant who has attained his Early Retirement Date (age 55 with 10 Years of Service) while a Participant or who has attained his Normal Retirement Date and completed 10 Years of Service while a Participant shall be vested in the Retirement Benefit described in
Subsection 1.1(B).   A Grandfathered Participant who has completed 5 Years of
Service shall be vested in the Retirement Benefit payable under Subsection
1.1(C).

          F. Notwithstanding anything else in this Appendix A or the Plan to the contrary, in the event a Designated Participant or a Grandfathered Participant is Involuntarily Terminated within two years following the occurrence of a Change of Control, regardless of the Participant's age and Years of Service at such termination, such Participant shall be entitled to receive a monthly benefit commencing at or after the later of age 55 and such termination of employment equal to the benefit that would have been payable to such Participant at his Normal Retirement Date (but subject to an actuarial reduction for early commencement to the extent such reduction would be imposed under
Section 3.4 of the Plan) based on the number of Years of Service such Participant had completed prior to such termination, plus two additional Years of Service.